                                                                EXHIBIT 4(b)(ii)

(LOGO)                                                    The Variable Annuity
VALIC                                                     Life Insurance Company
                                                          2929 Allen Parkway
                                                          Houston, Texas 77019
--------------------------------------------------------------------------------
* An American General Company

ANNUITANT:

OWNER:

DATE OF ISSUE:                                ANNUITY DATE:

CONTRACT NUMBER:                              DATE OF BIRTH:


In return for Purchase Payment(s), VALIC will pay annuity and other benefits as provided in this Contract.

                      PLEASE READ YOUR CONTRACT CAREFULLY
                              See Index on Page 2

o MAINTENANCE CHARGE - There may be an account maintenance charge during the accumulation period. The charge is $3.75 for each quarter and is assessed only if any portion of the Accumulation Value was applied to one or more Variable Investment Options during that quarter. See Section 2.04 for a complete description.

o SEPARATE ACCOUNT CHARGE - There is a daily charge against the Separate Account at an annual rate ranging from 1% to 1.25% of the average daily net asset value of the Separate Account, based upon the Variable Investment Option to which assets are allocated. This charge only applies to assets under Variable Investment Options. See Section 2.05 for a complete description.

o CASH SURRENDER OR WITHDRAWAL CHARGE - There is a charge at the time of surrender or withdrawal equal to 5% of (i) the amount withdrawn, or (ii) the amount of any Purchase Payments received during the most recent 60 months prior to the surrender or withdrawal, whichever is less. See Sections 4.03, 4.04 and 4.05 for a complete description and conditions under which there is no charge.

The conditions and provisions on this and the following pages are the entire legal Contract between VALIC and the Owner. No agent has the authority to change this Contract or waive any of its provisions. Only the President or a Vice President of VALIC may change this Contract. Any such changes must be in writing. All conditions and provisions are subject to applicable state laws.

EXECUTED AT VALIC'S HOME OFFICE ON THE DATE OF ISSUE.

        /s/ CYNTHIA A. TOLEN                      /s/ S.D. BICKEL
            (Secretary)                              (President)

ANNUITY PAYMENTS AND SURRENDER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                 NOTICE OF TWENTY DAY RIGHT TO EXAMINE CONTRACT

YOU MAY CANCEL THIS CONTRACT BY DELIVERING OR MAILING A WRITTEN NOTICE TO: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, 2929 ALLEN PARKWAY, HOUSTON, TEXAS 77019, AND BY RETURNING THE CONTRACT BEFORE MIDNIGHT OF THE TWENTIETH (20) DAY AFTER THE DATE YOU RECEIVE THE CONTRACT. NOTICE GIVEN BY MAIL AND RETURN OF THE CONTRACT BY MAIL ARE EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. VALIC WILL RETURN ALL PAYMENTS ALLOCATED TO THE CONTRACT WITHIN TEN DAYS AFTER IT RECEIVES NOTICE OF CANCELLATION AND THE RETURNED POLICY.

    INDIVIDUAL FIXED AND VARIABLE NON-QUALIFIED DEFERRED ANNUITY CONTRACT
                            - NON-PARTICIPATING -

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                                     INDEX

SECTION 1     DEFINITIONS . . . . . . . . . . . . . . .     3

SECTION 2     CONTRACT AND PURCHASE PAYMENTS  . . . . .     3
     2.01     Incontestability  . . . . . . . . . . . .     3
     2.02     Minimum Contract Value  . . . . . . . . .     3
     2.03     Purchase Payments . . . . . . . . . . . .     3
     2.04     Maintenance Charge  . . . . . . . . . . .     3
     2.05     Separate Account Charge . . . . . . . . .     3

SECTION 3     INVESTMENT OPTIONS  . . . . . . . . . . .     4
     3.01     Fixed Interest Options  . . . . . . . . .     4
     3.02     Variable Investment Options . . . . . . .     4
     3.03     Accumulation Unit . . . . . . . . . . . .     4
     3.04     Accumulation Unit Value . . . . . . . . .     4
     3.05     Transfers During the Accumulation Period.     4
     3.06     Transfers During the Annuity Period . . .     5

SECTION 4     BENEFITS  . . . . . . . . . . . . . . . .     6
     4.01     Cash Surrender  . . . . . . . . . . . . .     6
     4.02     Withdrawals . . . . . . . . . . . . . . .     6
     4.03     Charges for Cash Surrender or Withdrawal.     6
     4.04     No Charge Systematic Withdrawals  . . . .     6
     4.05     Conditions Under Which No Surrender or
              Withdrawal Charges Will Be Deducted . . .     6
     4.06     Annuity Period  . . . . . . . . . . . . .     7
     4.07     Starting Annuity Income Benefits  . . . .     7
     4.08     Partial Annuitization . . . . . . . . . .     7
     4.09     Minimum Annuity Payments  . . . . . . . .     7
     4.10     Misstatement of Age or Sex  . . . . . . .     7
     4.11     Annuity Income (Payment) Options  . . . .     7
     4.12     Fixed or Variable Annuity Basis . . . . .     8
     4.13     Variable Annuity Payments . . . . . . . .     8
     4.14     Assumed Investment Rate (AIR) . . . . . .     8
     4.15     Annuity Units and Annuity Unit Value  . .     8
     4.16     Betterment of Rates . . . . . . . . . . .     8
     4.17     Annuity Rate Tables . . . . . . . . . . .  8-17
     4.18     Beneficiaries . . . . . . . . . . . . . .    17
     4.19     Contingent Owner  . . . . . . . . . . . .    17
     4.20     Death Payment Provisions  . . . . . . . .    17

SECTION 5     GENERAL PROVISIONS  . . . . . . . . . . .    20
     5.01     Different Owner and Annuitant . . . . . .    20
     5.02     Assignment  . . . . . . . . . . . . . . .    20
     5.03     Written Notices to Us . . . . . . . . . .    20
     5.04     Change of Contract  . . . . . . . . . . .    20
     5.05     Reports . . . . . . . . . . . . . . . . .    20
     5.06     Voting Rights . . . . . . . . . . . . . .    20
     5.07     Suspension of Payments  . . . . . . . . .    20
     5.08     Deferral of Cash Surrender or Withdrawal.    20
     5.09     Proof of Survival . . . . . . . . . . . .    20
     5.10     Substitution of Investment Fund Shares. .    20
     5.11     Minimum Benefit   . . . . . . . . . . . .    20
     5.12     Separate Account  . . . . . . . . . . . .    20




                                      2

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SECTION 1 - DEFINITIONS

   ACCUMULATION PERIOD - the time between the date of the first Purchase Payment and the Annuity Date.

   ACCUMULATION VALUE - equals the sum of the values of Your Fixed interest Options and Variable Investment Options that have not been applied to provide annuity payments.

   ANNUITANT - the person on whose life VALIC will base payments during the Annuity Period. See Section 5.01 which explains when the Annuitant and Owner may be different persons.

   ANNUITY PERIOD - the time during which VALIC makes annuity payments.

   CODE - the Internal Revenue Code of 1986, as amended.

   COMPANY REFERENCE - "We," "Our," "Us," or "VALIC," means The Variable Annuity Life Insurance Company.

   CONTRACT YEAR - the twelve month period starting with the date of issue and subsequently with each anniversary of that date.

   INVESTMENT FUND - an investment portfolio which is the underlying investment medium for a Variable Investment Option.

   GENERAL ACCOUNT - the assets of VALIC other than those in the Separate Account or any other segregated asset account.

   HOME OFFICE - the principal office of VALIC.

   OWNER - the person(s) or entity designated as Owner on page one. Any reference to "You" or "Your" means Owner.

   PURCHASE PAYMENT - an amount paid to VALIC in consideration for the benefits of this Contract.

   SEPARATE ACCOUNT - a segregated asset account established under the Texas Insurance Code (known as Separate Account A).

   SURRENDER VALUE - the Accumulation Value of Your Contract less any charges.

SECTION 2 - CONTRACT AND PURCHASE PAYMENTS

2.01 INCONTESTABILITY - This Contract is incontestable. This Contract is non-participating and does not share in the profits or surplus of VALIC.

2.02 MINIMUM CONTRACT VALUE - We can end the Contract and pay the Surrender Value to You if, during the Accumulation Period, the total Accumulation Value for this Contract falls below $300 and there are no Purchase Payments for two Contract Years.

2.03 PURCHASE PAYMENTS - Purchase Payments may be made at any time during the Accumulation Period. We require no payment beyond the first. We will not penalize You if any scheduled payments are omitted or stopped.

         If only one Purchase Payment is to be made, it must be at least $1,000. Multiple payments must be at least $30 each. VALIC may waive this minimum.

         We may deduct amounts from Purchase Payments or from the Accumulation Value for applicable premium taxes. We will allocate the net Purchase Payment to one or more Investment Options according to Your directions.

2.04 MAINTENANCE CHARGE - During the Accumulation Period We may deduct a charge from the Accumulation Value for certain account maintenance expenses. The charge is due each calendar quarter during which any Variable Investment Option Accumulation Value is credited to this Contract. We will not deduct the charge for any calendar quarter if the Accumulation Value for this Contract is credited only to the Fixed Interest Options throughout the quarter.

         We will deduct the charge at the end of the calendar quarter in which it is due, allocated among Your Variable Investment Options. However, if You surrender the Contract or transfer all Variable Accumulation Values to a Fixed Interest Option, the full quarterly charge will be deducted at the time of surrender or transfer.

         The charge is $3.75 for each quarter.

2.05 SEPARATE ACCOUNT CHARGE - We deduct a daily charge from the Separate Account. The amount of the charge depends on the Variable Investment Option from which it is deducted, and is imposed at an annual rate which ranges from 1% to 1.25% of the assets of the Variable Investment Option. The rate is fixed and may not be increased by Us.




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SECTION 3 - INVESTMENT OPTIONS

We will allocate Purchase Payments (less any charges) to one or more Investment Options selected by You. We reserve the right to limit allocations among Investment Options to seven at any one time. Each selection must be whole percentage of Purchase Payments.

3.01 FIXED INTEREST OPTIONS - Fixed Interest Options are based on the General Account. Allocations to Fixed Interest Options earn interest as credited by VALIC during the Accumulation Period. The interest credited will be at least 3% per year.

         There are two Fixed Interest Options: Short Term Fixed Account and Fixed Account Plus.

         (a) Short Term Fixed Account. We will credit interest to the Short Term Fixed Account on a portfolio basis. On the portfolio basis, all amounts accumulated will be credited with the same rate of interest for the current period.

         (b) Fixed Account Plus. We will credit interest to the Fixed Account Plus on the following basis. Periodically, but not less than annually, We will declare interest rates that apply separately to amounts accumulated in separate time periods.

3.02 VARIABLE INVESTMENT OPTIONS - Variable Investment Options are based upon Investment Funds available within Separate Account A. Separate Account A invests in a number of Investment Funds. Each Investment Fund underlying a Variable Investment Option has a different investment objective. Separate Account A holds all Variable Investment Option assets exclusively for the benefit of Owners, Annuitants and Beneficiaries. Investment returns on Variable Investment Options may be positive or negative.

3.03 ACCUMULATION UNIT - An Accumulation Unit is a measuring unit for amounts allocated to a Variable Investment Option before annuity payments begin. The value of an Accumulation Unit will vary with the net investment return of the respective underlying investment Fund. Accumulation Units may be credited to Your Contract due to a Purchase Payment or a transfer from another Investment Option. The number of Accumulation Units credited to Your Contract is determined by dividing the dollar amount of the transaction by the Accumulation Unit Value for that Variable Investment Option at the next time it is computed.

3.04 ACCUMULATION UNIT VALUE - The Accumulation Unit Value is the value of one Accumulation Unit of a Variable Investment Option. We will calculate it at the end of trading each day the New York Stock Exchange is open, except as otherwise permitted by the Securities and Exchange Commission. The value of an Accumulation Unit of a Variable Investment Option is the Accumulation Unit Value last computed, multiplied by one plus the Investment Rate for the period. The Investment Rate may be positive or negative.

         The Investment Rate is the change in the value of the Investment Fund's portfolio (capital gains and losses whether or not realized and investment income) since the last computation, divided by the amount of assets at the beginning of the period, less a factor for

         (a) the Separate Account Charge for the period at the applicable annualized rate ranging from 1% to 1.25%, and

         (b) any taxes attributable to the Separate Account or reserve held for such taxes.

3.05 TRANSFERS DURING THE ACCUMULATION PERIOD - During the Accumulation Period, You may transfer amounts among Investment Options, except as provided below.

         (a) We reserve the fight to limit allocations among Investment Options to seven at any one time.

         (b) We reserve the right to require transfers to be at least 30 days apart.

         (c) Transfers from the Short Term Fixed Account. After a transfer to the Short Term Fixed Account, You may not make any transfer from the Short Term Fixed Account for 90 days. We may change this transfer restriction at any time. However, the transfer restriction period may not exceed 180 days.

         (d) Transfers from Fixed Account Plus. You may transfer up to 20% of the Accumulation Value allocated to Fixed Account Plus during each Contract Year. If multiple transfers are made in a Contract Year, the percentages of the Accumulation Value transferred each time will be added together to determine the 20% transfer limit for that Contract Year. For each transfer, the percentage transferred is the ratio of the amount transferred to the portion of the Accumulation Value allocated to the Fixed Account Plus immediately prior to the transfer. However, if following a 20% transfer, the remaining amount allocated to Fixed Account Plus would be less than $500, You may also transfer the remaining amount.



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3.06     TRANSFERS DURING THE ANNUITY PERIOD - During the Annuity Period, You
         may transfer Annuity Unit values among the Variable Investment Options. You may also transfer Annuity Unit values from the Variable Investment Options underlying a Variable Annuity to provide a Fixed Annuity. Transfers must be at least 365 days apart. We will not permit any transfer from a Fixed Annuity during the Annuity Period.




                                      5

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SECTION 4 - BENEFITS

4.01 CASH SURRENDER - You may surrender this Contract at any time before the Annuity Date for a cash payment equal to the Surrender Value as of the date We receive the request at the Home Office. The Surrender Value is the Accumulation Value less any charges, as described below. Upon surrender for cash, all of Our obligations under this Contract will be terminated.

         The Surrender Value of the Fixed Interest Options will never be less than the amount of all Purchase Payments allocated to the Fixed Interest Options, less any amounts transferred to Variable Investment Options or withdrawn.

4.02 WITHDRAWALS - You may withdraw a portion of Your account balance in cash at any time before the Annuity Date. We may deduct a charge as described below.

4.03     CHARGES FOR CASH SURRENDER OR WITHDRAWAL

         (a) General. The Cash Surrender or Withdrawal charge is 5% of (1) the amount withdrawn, or (2) the amount of any Purchase Payments received during the most recent 60 months prior to the surrender or withdrawal, whichever is less.

               For purposes of this charge, We treat all withdrawals as withdrawals of Purchase Payments before any earnings. We treat the most recent Purchase Payments as being withdrawn first.

         (b)   10% Withdrawal in Contract Year. Subject to the provisions of
               Section 4.04, in any Contract Year, You may withdraw up to 10% of the Accumulation Value without a charge. The surrender charge will be applicable only to the amount withdrawn that exceeds 10%. The percentage withdrawn will be calculated as the ratio of the amount withdrawn to the Accumulation Value immediately prior to the withdrawal. If multiple withdrawals are made in a Contract Year, the percentages withdrawn for each withdrawal will be added together to determine whether the 10% limit has been exceeded.

4.04 NO CHARGE SYSTEMATIC WITHDRAWALS - We will waive applicable surrender charges under a No Charge Systematic Withdrawal (NCSW). We reserve the right to limit the terms and conditions under which systematic withdrawals (including NCSWs) can be elected and to discontinue the availability of any or all systematic withdrawals at any time. However, no change in availability will result in any charge against amounts withdrawn under a previously elected NCSW. A NCSW must meet the following conditions:

         (1) The elected stream of payments must be expected to last for at least five years.

         (2)   The NCSW must be payable to You.

         (3) The NCSW is not available in any Contract Year You have in effect any other systematic withdrawal (with or without charge).

         (4) Once you begin a NCSW You may not change the terms of the election. However, You may revoke the election at any time. Once the election is revoked You may not elect a NCSW again.

         (5) Withdrawals without charge as provided in Section 4.03, are not available in any Contract Year the NCSW has been, or is in effect. Distributions under the NCSW may not begin in a Contract Year in which You have taken one or more Section 4.03 withdrawals without charge.

         (6)   Any of the following distribution methods may be elected.

               (a) Specified Payment - payments of a designated amount. The annual dollar amount chosen must be the same for each year the NCSW is in effect and cannot be greater than 20% of the Accumulation Value at the time of the NCSW election.

               (b) Specified Percentage - an annual specified percentage. The annual specified percentage chosen cannot be greater than 20% of the Accumulation Value.

               (c) Specified Period - payments for a designated time period. We will determine each payment by dividing the Accumulation Value by the number of payments remaining in the elected period.

4.05 CONDITIONS UNDER WHICH NO SURRENDER OR WITHDRAWAL CHARGES WILL BE DEDUCTED - We will not deduct charges under any of the following conditions:

         (a)   You elect an Annuity Income Option; or

         (b)   Payment of any death benefit; or

         (c) You have become totally and permanently disabled. This means that You are unable, because of physical or mental impairment, to perform the material and substantial duties of any occupation for which You are suited by means of education, training or experience. The impairment must have been in existence for more than 180 days to qualify for this benefit.

               Such impairment must be expected to result in death or be long-standing and indefinite.

               We require proof of disability. We will accept a certified Social Security finding of disability or a doctor's verification; or




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         (d)   The withdrawal and any earlier withdrawals during the same
               Contract Year do not exceed 10% of the Accumulation Value (see
               Section 4.03); or

         (e) On any amount You withdraw with respect to the NCSW described in Section 4.04; or

         (f) No Purchase Payments have been made in the five years preceding the date of the surrender or withdrawal; or

         (g) You are at least 59 1/2 years old and Your Contract is at least seven years old; or

         (h)   Your Contract is fifteen or more years old.

         We may waive any withdrawal or surrender charge attributable to Purchase Payments received during specific periods of time, and under conditions and limitations set by Us. Any such waiver will be made by Resolution of the Board of Directors. Notice of the right to surrender without charge will be mailed to affected contractholders when such waiver is declared by the Board of Directors.

4.06 ANNUITY PERIOD - The Annuity Period begins at the Annuity Date, when Your Accumulation Value is applied under an Annuity Income Option. You may change the Annuity Date shown on the first page of Your Contract by giving Us at least 30 days notice. The Annuity Date may not exceed the Annuitant's 85th birthday. The selected Annuity Date may be the first day of any calendar month, but if You choose a life income option, the Annuity Date may not precede the Annuitant's 50th birthday without Our permission.

4.07 STARTING ANNUITY INCOME BENEFITS - At least 30 days in advance of the Annuity Date, You must choose one of the Annuity Income Options in
         Section 4.11 and provide acceptable proof of age for any person whose age is taken into account under a life income option. If You fall to select another Annuity Income Option, annuity payments will be made on the basis of the Second Option with payments guaranteed for a ten-year period, commencing on the Annuity Date.

4.08 PARTIAL ANNUITIZATION - You may choose to apply less than the full Accumulation Value under an Annuity Income Option and may choose different Annuity Dates and different Annuity Income Options for different portions of the Accumulation Value. Therefore, the Contract may, at times, be in both an Accumulation Period and an Annuity Period. If You choose to do this, the provisions of the Contract relating to the Accumulation Period and the Annuity Period will be applied as though there were separate Contracts.

4.09 MINIMUM ANNUITY PAYMENTS - You may not choose any Annuity Income Option if the resulting initial payment would be less than $25 under either a Fixed or Variable Annuity. We reserve the right to convert monthly payments to quarterly, semi-annual or annual payments so the initial payment will be at least $25.

4.10 MISSTATEMENT OF AGE OR SEX - if annuity payments depend upon an individual's survival and the date of birth or the sex of any individual was misstated, We will adjust the remaining payments. The amount remaining to be paid will be the amount that should have been paid with the correct information. We will credit or charge the amount of any underpayment or overpayment against the next succeeding payment or payments, if any remain. We reserve the right to collect any overpayment directly from the payee.

4.11 ANNUITY INCOME (PAYMENT) OPTIONS - You may choose to receive payments under any of the Annuity Income Options below or any other option agreed to by VALIC. Any option chosen must comply with applicable state and federal laws and regulations.

         FIRST OPTION - Life Annuity With No Guarantee Period - An income payable during the Annuitant's life. All payments cease at the Annuitant's death with no further amounts payable.

         SECOND OPTION - Life Annuity With Guarantee Period of 5, 10, 15, or 20 Years - An Income payable during the Annuitant's life. If, at the Annuitant's death, We have made payments for fewer than the number of years selected, We will continue payments to the Beneficiary for the remainder of the guarantee period.

         THIRD OPTION - Life Annuity With Cash or Unit Refund Option - An income payable during the Annuitant's life. Payments cease at the Annuitant's death. However, the Beneficiary may receive an additional payment.

         For payments on a Fixed Annuity basis, the additional payment, if any, will be the Accumulation Value applied to this option less the total of all prior payments.

         For payments on a Variable Annuity basis, the additional payment, if any, will be the current value of the number of Annuity Units credited at the Annuity Date less the number of Annuity Units that have been paid. For this purpose, the number of Annuity Units credited equals the Accumulation Value applied to this option divided by the Annuity Unit Value at the date used to calculate the first annuity payment.

         FOURTH OPTION - Joint and Survivor Life Annuity - An income payable during the joint lives of two Annuitants and thereafter during the life of the survivor.

         FIFTH OPTION - Payments for a Designated Period - An income payable for a selected number of years between five and thirty. This option is available for Fixed Annuities only.




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4.12     FIXED OR VARIABLE ANNUITY BASIS - A Fixed Annuity provides benefit payments of a fixed dollar amount. A Variable Annuity provides benefit payments which vary with the investment return of the chosen Variable Investment Options.

         You may elect to receive payments under any annuity option as a Fixed Annuity, a Variable Annuity, or a combination Fixed and Variable Annuity. If You make no election, amounts in Fixed Interest Options will provide a Fixed Annuity and amounts in Variable Investment Options will provide a Variable Annuity.

4.13 VARIABLE ANNUITY PAYMENTS - We will determine the amount of each Variable Annuity payment by multiplying the number of Annuity Units payable by the Annuity Unit Value on the tenth day (or the preceding business day if the tenth day is not a business day) prior to the payment due date.

         We will determine the number of Annuity Units payable at the beginning of the Annuity Period. We will divide the dollar amount of the first payment by the Annuity Unit Value for that Variable Investment Option on the tenth day before the Annuity Date. The number of Annuity Units payable from each Variable Investment Option remains constant unless You transfer a portion of the annuity benefit between the Variable Investment Options or from a Variable Annuity to a Fixed Annuity. However, the dollar amount payable is not fixed and may change from month to month.

4.14 ASSUMED INVESTMENT RATE (AIR) - Since the future rate of return on Variable Options is unknown, You must choose an Assumed Investment
         Rate (AIR). The AIR is the assumed rate of return used to determine the first annuity payment for a Variable Annuity Option. Rates of 3%, 3 1/2%, 4 1/2%, 5% or a higher rate may be chosen if permitted by state law and regulations. If no AIR is chosen, the AIR will be 3 1/2%. A higher AIR will result in a higher initial payment. Choice of a lower AIR will result in a lower initial payment. Payments will increase whenever the actual return exceeds the chosen AIR. Payments will decrease whenever the actual return is less than the chosen AIR.

4.15 ANNUITY UNITS AND ANNUITY UNIT VALUE - An Annuity Unit is a measuring unit We use to determine the amount of the annuity payments to be made. All or a portion of the Accumulation Value is used to purchase a stream of annuity payments represented by a number of Annuity Units payable each period. The value of these Annuity Units represents the benefit amount paid each period.

         For Fixed Annuity options the number of Annuity Units equals the dollar amount of each payment since the Annuity Unit Value is fixed at $1.00.

         For Variable Annuity options, the Annuity Unit Value varies with the investment rate each period. The Annuity Unit Value is the value of one Annuity Unit of an Investment Option.

         The value of a Variable Annuity Unit is A multiplied by B multiplied by C (AxBxC).

               A = the Annuity Unit Value for the Variable Investment Option at the immediately preceding computation date

               B = 1 + the investment rate for the variable fund for the period

               C = the applicable AIR Factor from the following table raised to the power of the number of days in the period.

                          AIR            AIR Factor
                          ---            ----------
                         3%               0.999919
                         3 1/2%           0.999906
                         4 1/2%           0.999879
                         5%               0.999866

4.16 BETTERMENT OF RATES - Fixed Annuity - We will use the applicable current settlement option rates if these will provide higher fixed annuity payments. If a commutation (cash out of remaining annuity payments) is allowed, the rates previously used to calculate the annuity payments will be used for the commutation request.

4.17 ANNUITY RATE TABLES - The value We use to determine annuity payments will be the applied portion of the Accumulation Value on the tenth day (or the preceding business day if the tenth day is not a business day) preceding the date of the first annuity payment, less any applicable premium taxes.

         The following tables are based on the 1983a mortality table and assume births in the year 1900. The tables show the amount required to purchase a first monthly payment of $1.00. Quarterly, semiannual, and annual payments may also be selected.

         The amount of each payment will depend upon the Annuitant's adjusted age and Annuitant's sex at the time the first payment is due. Adjusted age will be determined in accordance with the following:


                   Calendar Year                Adjusted Age is
                     of Birth                   Actual Age Minus
                   -------------                ----------------
                    Before 1916                          0
                    1916 - 1935                          1
                    1936 - 1955                          2
                    1956 - 1975                          3
                    After 1975                           4

         Actual age, as used above, means the Annuitant's age at the birthday nearest to the Annuity Date.

         Table A is the Table to use for Variable Annuities with a 3% AIR (see
         Section 4.14) and to determine the minimum guarantees for Fixed Annuities. Tables B, C, and D are to be used for Variable Annuities with 3 1/2%, 4 1/2% and 5% AIRs respectively.

UITN-194                                                                NR0IXST8

                                    TABLE A
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                      AT AN ASSUMED INVESTMENT RATE OF 3%

Options 1, 2, and 3 - Single Life Annuities - Male(M), Female(F)

                                                  Monthly Payments Guaranteed
       ------------------------------------------------------------------------------------------------  ----------------
             None                  60                 120                 180                 240          Cash Refund
Age       M       F           M          F        M         F         M         F         M        F       M         F
50     $234.40   $256.13   $235.00   $256.40   $236.87   $257.29   $240.08   $258.94   $244.85  $261.55  $246.89  $263.37
51      230.20    252.09    230.84    252.38    222.85    253.36    236.30    255.16    241.46   258.02   243.28   259.83
52      225.93    247.97    226.63    243.29    228.78    249.36    232.49    251.33    238.08   254.46   229.63   256.21
53      221.81    243.76    222.36    244.12    224.66    245.28    228.65    247.44    234.71   250.86   235.93   252.54
54      217.22    239.47    218.02    239.86    220.48    241.13    224.79    243.50    231.36   247.24   222.18   248.81
55      212.76    235.10    213.62    235.52    216.26    236.91    220.91    239.51    228.04   243.60   228.39   245.01

56      208.23    230.64    209.14    231.10    211.98    232.62    217.02    235.47    224.77   239.96   224.54   241.16
57      203.62    226.10    204.60    226.50    207.65    228.27    213.12    231.38    221.54   236.31   220.65   237.25
58      198.93    221.46    199.98    222.01    203.27    223.85    209.24    227.26    218.38   232.66   216.71   233.28
56      194.16    216.74    195.28    217.35    198.86    219.36    205.36    223.10    215.29   229.05   212.71   229.26
60      189.31    211.94    190.52    212.60    194.41    214.82    201.52    218.92    212.29   225.46   208.65   225.18

61      184.38    207.05    185.69    207.78    189.95    210.22    197.71    214.73    209.39   221.93   204.54   221.04
62      179.37    202.08    180.80    202.89    185.48    205.57    193.96    210.53    206.61   218.46   200.36   216.84
63      174.31    197.05    175.88    197.94    181.01    200.89    190.27    206.34    203.96   215.08   196.10   212.58
64      169.20    191.95    170.92    192.93    176.57    196.17    186.68    202.18    201.45   211.80   191.97   208.26
65      164.06    186.79    165.97    187.87    172.17    191.42    183.18    198.06    199.09   208.64   187.72   203.85

66      158.90    181.57    161.01    182.76    167.82    186.68    179.81    193.99    196.89   205.61   183.39   199.37
67      153.73    176.29    156.06    177.60    163.54    181.89    176.57    189.99    194.86   202.74   179.26   194.78
68      148.57    170.95    151.14    172.29    159.35    177.13    173.47    186.07    193.01   200.04   174.96   190.35
69      143.43    165.55    146.27    167.13    155.25    172.38    170.53    182.26    191.32   197.53   170.59   185.72
70      138.31    160.09    141.44    161.82    151.26    167.66    167.77    178.58    189.80   195.21   166.51   181.19

71      133.23    154.57    136.68    156.49    147.39    162.98    165.18    175.04    188.45   193.10   162.20   176.54
72      128.19    149.00    131.99    151.15    143.57    158.37    162.77    171.67    187.26   191.20   157.82   171.80
73      123.21    143.41    127.38    145.81    140.09    153.85    160.55    168.49    186.22   189.52   153.85   167.29
74      118.28    137.81    122.86    140.50    136.67    149.45    158.53    165.52    185.31   188.05   149.58   162.58
75      113.41    132.21    118.44    135.22    133.42    145.19    156.68    162.78    184.54   186.78   145.24   157.76

76      108.62    126.64    114.13    130.03    130.26    141.10    155.03    160.27    183.89   185.70   141.43   153.37
77      103.91    121.11    109.95    124.92    127.49    137.18    153.54    158.00    183.34   184.79   137.25   148.63
78       99.29    115.64    105.91    119.90    124.81    133.48    152.23    155.99    182.89   184.04   133.00   144.22
79       94.79    110.24    102.03    115.01    122.34    129.99    151.08    154.21    182.53   183.43   129.41   139.63
80       90.40    104.92     98.31    110.26    120.07    126.75    150.08    152.66    182.22   182.93   125.38   134.94

81       86.14     99.70     94.78    105.68    117.99    123.77    149.22    151.33    182.01   182.54   121.28   130.79
82       82.03     94.60     91.43    101.27    116.10    121.05    148.49    150.20    181.82   182.23   117.92   126.32
83       78.07     89.63     88.27     97.07    114.40    118.59    147.87    149.25    181.70   181.99   114.08   121.77
84       74.27     84.81     85.31     93.08    112.88    116.39    147.35    148.46    181.60   181.81   110.17   117.98
85       70.64     80.16     82.54     89.34    111.52    114.46    146.93    147.80    181.53   181.67   107.03   113.74

UITN-194                                                                NR0IXST9

Option 4 -- Joint and Last Survivor Annuity

                              Number of Years Younger                                          Number of Years Older
---------------------------------------------------------------------------------          -----------------------------
                                                                                    Same
 Female         7         6         5         4         3         2         1        Age        1         2         3
------------------------------------------------------------------------------------------------------------------------
Male Age:
   50        $293.82   $291.43   $289.05   $286.69   $284.34   $282.03   $279.74   $277.49   $275.28   $273.11   $271.00
   51         290.54    288.09    285.65    283.22    280.82    278.44    276.09    273.79    271.52    269.30    267.14
   52         287.18    284.66    282.16    279.67    277.20    274.76    272.36    269.99    267.67    265.40    283.18
   53         283.73    281.15    278.58    276.02    273.49    270.99    268.53    266.11    263.73    261.40    259.13
   54         280.19    277.54    274.90    272.29    269.69    267.13    264.61    262.12    259.69    257.30    254.98
   55         276.56    273.84    271.14    268.45    265.80    263.17    260.59    258.04    255.55    253.11    250.73

   56         272.84    270.05    267.28    264.53    261.81    259.12    256.47    253.86    251.31    248.82    246.38
   57         269.02    266.16    263.32    260.51    257.72    254.96    252.25    249.58    246.97    244.42    241.93
   58         285.11    262.18    259.27    256.38    253.53    250.71    247.93    245.20    242.53    239.92    237.38
   59         261.10    258.10    255.12    252.16    249.24    246.35    243.51    240.72    237.98    235.32    232.73
   60         257.00    253.92    250.87    247.84    244.84    241.89    238.98    236.13    233.34    230.61    227.97

   61         252.79    249.64    246.51    243.41    240.35    237.32    234.35    231.44    228.59    225.61    223.11
   62         248.49    245.26    242.06    238.89    235.75    232.66    229.62    226.64    223.74    220.91    218.16
   63         244.09    240.78    237.51    234.26    231.05    227.89    224.79    221.75    218.79    215.91    213.11
   64         239.58    236.20    232.85    229.53    226.26    223.03    219.86    216.77    213.75    210.82    207.97
   65         234.98    231.53    228.10    224.71    221.36    218.07    214.85    211.70    208.62    205.64    202.75

   66         230.29    226.75    223.25    219.79    216.38    213.03    209.74    206.53    203.41    200.37    197.43
   67         225.49    221.89    218.31    214.78    211.31    207.89    204.55    201.29    198.11    195.03    192.04
   68         220.61    216.93    213.28    209.69    206.15    202.68    199.28    195.97    192.74    189.61    186.58
   69         215.63    211.88    208.17    204.51    200.92    197.39    193.93    190.57    187.29    184.12    181.05
   70         210.57    206.75    202.98    199.26    195.60    192.02    188.51    185.09    181.77    178.56    175.47

   71         205.43    201.55    197.71    193.93    190.22    186.58    183.02    179.56    176.20    172.96    169.85
   72         200.21    196.27    192.37    188.53    184.76    181.07    177.46    173.96    170.57    167.31    164.19
   73         194.92    190.91    186.96    183.06    179.24    175.50    171.85    168.32    164.91    161.64    158.52
   74         189.56    185.49    181.47    177.52    173.65    169.87    166.20    162.65    159.23    155.95    152.83
   75         184.13    180.00    175.93    171.93    168.02    164.21    160.51    156.95    153.53    150.26    147.16

   76         178.63    174.45    170.32    166.28    162.34    158.51    154.81    151.25    147.84    144.59    141.50
   77         173.07    168.84    164.68    160.61    156.64    152.80    149.10    145.55    142.16    138.93    135.88
   78         167.46    163.19    158.99    154.90    150.94    147.10    143.41    139.88    136.51    133.32    130.31
   79         161.81    157.50    153.29    149.20    145.23    141.41    137.75    134.24    130.91    127.76    124.80
   80         156.13    151.81    147.59    143.50    139.55    135.76    132.12    128.66    125.38    122.29    119.39

   81         150.44    146.11    141.91    137.84    133.91    130.15    126.56    123.15    119.93    116.90    114.08
   82         144.76    140.44    136.25    132.21    128.22    124.61    121.08    117.73    114.58    111.63    108.89
   83         139.09    134.79    130.64    126.64    122.81    119.16    115.69    112.42    109.36    106.50    103.85
   84         133.46    129.20    125.09    121.15    117.38    113.80    110.42    107.24    104.27    101.51     98.96
   85         127.89    123.67    119.62    115.75    112.06    108.57    105.28    102.20     99.34     96.69     94.26

UITN-194                                                                NR0IXSTA

                                    TABLE B
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 3 1/2%

Options 1, 2, and 3 -- Single Life Annuities -- Male(M), Female(F)

                                                  Monthly Payments Guaranteed
       ------------------------------------------------------------------------------------------------  ----------------
             None                  60                 120                 180                 240          Cash Refund
Age       M         F         M          F        M         F         M         F         M        F       M         F
50     $219.33   $238.30   $219.91   $238.56   $221.71   $239.42   $224.73   $240.97   $229.11  $243.36  $229.83  $244.34
51      215.67    234.85    216.30    235.14    218.24    236.08    221.48    237.77    226.22   240.40   226.68   241.31
52      211.98    231.32    212.64    231.64    214.71    232.66    218.20    234.52    223.33   237.39   223.47   238.21
53      208.17    227.70    208.91    228.05    211.13    229.17    214.88    231.20    220.44   234.34   220.21   235.04
54      204.32    224.00    205.11    224.38    207.48    225.61    211.53    227.82    217.56   231.27   216.68   231.81
55      200.40    220.21    201.24    220.63    203.78    221.96    208.15    224.40    214.70   228.16   213.50   228.50

56      196.40    216.33    197.29    216.79    200.02    218.25    204.76    220.92    211.87   225.04   210.05   225.13
57      192.31    212.36    193.27    212.86    196.20    214.46    201.35    217.39    209.08   221.91   206.54   221.89
58      188.14    208.30    189.16    208.84    192.33    210.61    197.94    213.82    206.34   218.78   202.96   218.19
59      183.08    204.15    184.98    204.74    188.42    206.68    194.53    210.20    203.65   215.66   199.31   214.61
60      179.52    199.91    180.71    200.56    184.46    202.69    191.14    206.55    201.03   212.56   195.59   210.96

61      175.09    195.57    176.37    196.29    180.47    198.64    187.77    202.88    198.50   209.49   191.94   207.24
62      170.57    191.16    171.97    191.95    176.47    194.53    184.44    199.19    196.06   206.47   188.17   203.45
63      165.98    188.66    167.52    187.54    172.46    190.37    181.17    195.50    193.74   203.52   184.33   199.57
64      161.33    182.09    163.03    183.06    168.46    186.17    177.97    191.82    191.53   200.66   180.58   195.61
65      156.65    177.45    158.52    178.52    164.49    181.93    174.85    188.17    189.45   197.88   176.72   191.70

66      151.92    172.74    153.99    173.91    160.56    177.67    171.83    184.55    187.52   195.23   172.80   187.65
67      147.18    167.96    149.47    169.25    156.67    173.38    168.92    180.99    185.72   192.70   169.00   182.52
68      142.43    163.11    144.96    164.52    152.86    169.09    166.14    177.49    184.08   190.32   165.09   179.48
69      137.58    158.18    140.47    159.73    149.12    164.79    163.50    174.08    182.59   188.10   161.12   175.28
70      132.94    153.18    136.02    154.89    145.47    160.51    161.00    170.78    181.25   186.05   157.08   170.99

71      128.23    148.11    131.62    150.01    141.94    156.25    158.66    167.60    180.05   184.18   153.38   166.88
72      123.54    142.99    127.27    145.10    138.52    152.05    156.49    164.56    179.98   182.49   149.41   162.57
73      118.89    137.82    122.99    140.18    135.23    147.92    154.48    161.69    178.06   181.00   145.37   158.16
74      114.27    132.62    118.77    135.27    132.08    143.89    152.64    159.05    177.25   179.69   141.74   154.04
75      109.71    127.41    114.65    130.39    129.08    139.08    150.97    156.51    176.56   178.56   137.80   149.67

76      105.20    122.22    110.62    125.55    126.25    136.20    149.46    154.24    175.98   177.60   133.82   145.20
77      100.76    117.04    106.70    120.78    123.59    132.59    148.11    152.18    175.49   176.79   130.31   141.18
78       96.40    111.91    102.91    116.10    121.12    129.17    146.92    150.34    175.09   176.12   126.48   136.78
79       92.13    106.82     99.25    111.52    118.82    125.94    145.87    148.72    174.76   175.57   122.60   132.70
80       87.96    101.80     95.75    107.05    116.71    122.94    144.95    147.31    174.50   175.12   119.25   126.46

81       83.91     98.86     92.41    102.74    114.77    120.16    144.17    146.09    174.29   174.77   115.58   124.15
82       79.99     92.02     89.24     98.58    113.02    117.63    143.49    145.06    174.14   174.49   111.88   120.28
83       76.21     87.29     86.25     94.60    111.43    115.34    142.93    144.19    174.02   174.28   108.68   116.20
84       72.57     82.70     83.44     90.83    110.00    113.29    142.46    143.47    173.93   174.11   105.23   112.07
85       69.09     78.25     80.80     87.28    108.73    111.48    142.07    142.87    173.87   173.99   101.73   108.49

UITN-194                                                                NR0IXSTB

Option 4 -- Joint and Last Survivor Annuity

                              Number of Years Younger                                          Number of Years Older
---------------------------------------------------------------------------------          -----------------------------
                                                                                    Same
 Female         7         6         5         4         3         2         1        Age        1         2         3
------------------------------------------------------------------------------------------------------------------------
Male Age:
   50        $270.33   $268.39   $266.46   $264.53   $262.61   $260.70   $258.82    $256.95  $255.11   $253.31   $251.54
   51         267.66    265.66    263.66    261.67    259.69    257.72    255.79     253.87   251.97    250.12    248.29
   52         264.90    262.84    260.78    258.73    256.69    254.67    252.67     250.50   248.74    245.83    244.95
   53         262.06    259.93    257.81    255.70    253.60    251.52    249.45     247.42   245.42    243.45    241.52
   54         259.13    256.94    254.75    252.58    250.41    248.27    246.15     244.06   241.99    239.97    237.99
   55         256.11    253.85    251.60    249.36    247.14    244.93    242.75     240.59   238.47    236.39    234.36

   56         253.00    250.68    248.36    246.05    243.76    241.49    239.25     237.03   234.85    232.71    230.62
   57         249.80    247.41    245.02    242.65    240.29    237.95    235.64     233.37   231.12    226.93    226.78
   58         246.50    244.04    241.59    239.14    236.72    234.31    231.94     229.60   227.30    225.04    222.84
   59         243.11    240.58    238.05    235.54    233.04    230.57    228.13     225.73   223.36    221.05    218.79
   60         229.62    237.01    234.41    231.83    229.26    226.72    224.22     221.75   219.32    216.95    214.64

   61         236.03    233.35    230.68    228.02    225.38    222.77    220.19     217.66   215.17    212.74    210.38
   62         232.34    229.58    226.83    224.10    221.39    218.71    216.07     213.47   210.92    208.43    206.01
   63         228.55    225.71    222.89    220.08    217.30    214.55    211.84     209.17   206.57    204.02    201.55
   64         224.66    221.74    218.84    215.96    213.10    210.26    207.50     204.78   202.11    199.51    196.98
   65         220.66    217.67    214.69    211.73    208.80    205.91    203.07     200.28   197.56    194.90    192.32

   66         216.57    213.49    210.43    207.40    204.40    201.45    198.54     195.69   192.91    190.20    187.58
   67         212.37    209.22    206.08    202.98    199.91    198.89    193.92     191.01   188.17    185.41    l82.72
   68         208.07    204.84    201.64    198.46    195.33    192.24    189.21     186.24   183.34    180.52    177.79
   69         203.58    200.38    197.10    193.85    190.65    187.50    184.41     181.38   178.43    175.56    172.78
   70         199.20    195.82    192.47    189.16    185.89    182.68    179.52     176.44   173.43    170.52    167.70

   71         194.62    191.17    187.75    184.37    181.04    177.77    174.55     171.42   168.37    165.41    162.57
   72         189.96    186.44    182.95    179.51    176.11    172.78    169.51     166.33   163.24    160.25    157.39
   73         185.22    181.63    178.07    174.56    171.10    167.71    164.40     161.17   158.06    155.05    152.17
   74         180.39    176.73    173.11    169.52    166.02    162.58    159.22     155.97   152.83    149.82    146.93
   75         175.48    171.75    168.07    164.44    160.87    157.39    154.01     150.73   147.58    144.56    141.68

   76         170.50    166.70    162.96    159.28    155.67    152.16    148.75     145.47   142.31    139.30    136.42
   77         165.44    161.59    157.79    154.06    150.43    146.89    143.48     140.19   137.04    134.04    131.19
   78         160.31    156.41    157.57    148.81    145.16    141.62    138.20     134.92   131.78    128.80    125.98
   79         155.13    151.18    147.32    143.54    139.88    136.33    132.93     129.66   126.55    123.60    120.82
   80         149.91    145.93    142.04    138.26    134.60    131.07    127.68     124.44   121.37    118.46    115.73

   81         144.65    140.66    136.77    132.99    129.34    125.83    122.47     119.28   116.25    113.40    110.73
   82         139.39    135.39    131.50    127.74    124.12    120.64    117.33     114.18   111.21    108.42    105.83
   83         134.12    130.13    126.26    122.52    118.94    115.51    112.25     109.17   106.27    103.56    101.05
   84         128.88    124.91    121.07    117.37    113.84    110.47    107.27     104.27   101.45     98.83     96.41
   85         122.66    119.73    115.93    112.29    108.82    105.52    102.41      99.49    96.77     94.25     91.93

UITN-194                                                                NR0IXSTC

                                    TABLE C
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 4 1/2%

Options 1, 2, and 3 -- Single Life Annuities -- Male(M), Female(F)

                                                  Monthly Payments Guaranteed
       ------------------------------------------------------------------------------------------------  ----------------
             None                  60                 120                 180                 240          Cash Refund
Age       M         F         M         F        M         F         M         F         M        F       M         F
50    $193.60    $208.22   $194.16   $208.47   $195.83   $209.27   $198.51   $210.63   $202.20  $212.66  $201.07  $212.44
51     190.82     205.68    191.43    205.96    193.22    206.53    196.09    208.33    200.09   210.54   198.63   210.19
52     187.97     203.07    188.63    203.37    190.55    204.32    193.63    205.96    197.96   208.38   196.12   207.88
53     185.05     200.37    185.76    200.70    187.82    201.74    191.14    203.63    195.83   206.18   193.56   205.50
54     182.06     197.58    182.82    197.95    185.02    199.08    188.60    201.05    193.69   203.95   190.99   203.04
55     179.00     194.71    179.81    195.11    182.16    196.35    186.03    198.51    191.56   201.68   188.31   200.51

56     175.85     191.75    176.71    192.19    179.24    193.54    183.43    195.91    189.44   199.38   185.55   197.91
57     172.61     188.70    173.53    189.18    176.25    190.66    180.81    193.26    187.33   197.07   182.72   195.22
58     169.28     185.56    170.27    186.08    173.21    187.71    178.17    190.55    155.26   194.74   179.91   192.50
59     165.85     182.32    166.91    182.89    170.10    184.68    175.52    187.80    183.21   192.40   176.98   189.69
60     162.33     178.98    163.48    179.61    166.95    181.59    172.86    185.00    181.22   190.07   173.98   186.79

61     158.71     175.55    159.95    176.24    163.76    178.42    170.22    182.17    179.27   187.75   170.92   183.81
62     155.00     172.03    156.36    172.80    160.53    175.19    167.59    179.31    177.40   185.46   167.91   180.81
63     151.21     168.42    152.70    169.27    157.28    171.89    164.98    176.43    175.60   183.20   164.77   177.71
64     147.35     164.73    148.99    165.66    154.02    168.55    162.44    173.55    173.89   181.00   161.58   174.53
65     143.42     160.95    145.23    161.98    150.77    165.15    159.94    170.67    172.27   178.87   158.32   171.26

66     139.45     157.09    141.45    158.22    147.53    161.71    157.52    167.80    170.76   176.81   155.19   168.01
67     135.43     153.15    137.64    154.39    144.32    158.23    155.17    164.96    169.36   174.85   151.90   164.64
68     131.38     149.13    133.83    150.49    141.15    154.72    152.92    162.16    168.07   172.99   148.56   161.19
69     127.32     145.01    132.02    146.51    138.04    151.19    150.77    159.42    166.90   171.25   145.16   157.64
70     123.24     140.80    126.21    142.45    134.99    147.66    148.74    156.75    165.84   169.64   141.99   154.22

71     119.15     136.51    122.43    138.34    132.01    144.13    146.82    154.17    184.89   168.17   138.60   150.60
72     115.07     132.13    118.68    134.18    129.12    140.62    145.04    151.69    164.05   166.84   135.16   146.91
73     111.01     127.69    114.97    129.98    126.33    137.16    143.39    149.35    163.31   165.66   131.95   143.36
74     106.95     123.20    111.31    125.76    123.65    133.76    141.87    147.14    162.57   164.62   128.56   139.64
75     102.92     118.68    107.70    121.55    121.10    130.45    140.49    145.09    162.12   163.72   125.14   135.85

76      98.92     114.14    104.16    117.36    118.67    127.24    139.24    143.21    161.66   152.95   121.67   132.25
77      94.96     109.59    110.71    113.20    116.39    124.16    138.12    141.51    161.26   162.31   118.60   128.48
78      91.05     105.04     97.35    109.10    114.25    121.23    137.12    139.98    160.94   161.77   115.26   124.66
79      87.20     100.52     94.10    105.06    112.27    118.45    136.25    138.63    160.68   161.33   111.88   121.06
80      83.44      96.04     90.98    101.12    110.44    115.86    135.48    137.46    160.47   160.97   108.86   117.34

81      79.76      91.60     87.99     97.28    108.76    113.46    134.82    136.44    160.30   160.69   105.67   113.56
82      76.19      87.23     85.14     93.58    107.23    111.26    134.26    126.58    160.17   160.46   102.46   109.74
83      72.73      82.94     82.45     90.02    105.85    109.27    133.78    134.85    160.08   160.29    99.22   106.47
84      69.40      78.75     79.92     88.62    104.60    107.48    133.39    134.24    160.01   160.16    96.48   102.85
85      66.19      74.68     77.54     83.42    103.49    105.90    133.06    133.73    159.96   160.06    93.47    99.21

UITN-194                                                                NR0IXSTD

Option 4 -- Joint and Last Survivor Annuity

                              Number of Years Younger                                          Number of Years Older
---------------------------------------------------------------------------------          -----------------------------
                                                                                    Same
 Female         7         6         5         4         3         2         1        Age        1         2         3
------------------------------------------------------------------------------------------------------------------------
Male Age:
   50        $231.64   $230.36   $229.07   $227.77   $226.47   $225.17   $223.88   $222.59   $221.31   $220.05   $218.79
   51         229.84    228.51    227.16    225.82    224.48    223.11    221.77    220.42    219.10    217.79    216.49
   52         227.97    226.56    225.18    223.78    222.38    220.97    219.58    218.19    216.81    215.44    214.10
   53         226.02    224.58    223.13    221.67    220.21    218.75    217.30    215.86    214.43    213.01    211.61
   54         224.00    222.50    220.99    219.47    217.96    216.44    214.94    213.44    211.95    210.48    209.04
   55         221.90    220.34    218.77    217.19    215.62    214.05    212.48    210.93    209.39    207.88    208.36

   56         219.71    218.09    216.46    214.83    213.19    211.56    209.94    208.32    206.73    205.15    293.59
   57         217.44    215.76    214.06    212.37    210.67    208.98    207.29    205.62    203.96    202.33    200.72
   58         215.08    213.33    211.58    209.82    208.06    206.30    204.55    202.82    201.10    199.41    197.74
   59         212.64    210.82    209.00    207.17    205.34    203.52    201.71    199.91    198.14    196.38    194.66
   60         210.10    208.21    206.32    204.42    202.53    200.64    198.76    196.90    195.06    193.26    191.47

   61         207.46    205.51    203.54    201.58    199.61    197.65    195.71    193.78    191.88    190.01    188.17
   62         204.73    202.70    200.67    198.63    196.59    194.56    192.55    190.56    188.59    186.68    184.77
   63         201.90    199.80    197.68    195.57    193.46    191.37    189.28    187.23    185.20    183.21    181.25
   64         198.97    196.79    194.50    192.41    190.23    188.06    185.91    183.79    181.70    179.65    177.64
   65         195.94    193.68    191.41    189.15    186.89    184.65    182.44    180.25    178.09    175.98    173.91

   66         192.80    190.46    188.12    185.78    183.45    181.14    178.85    176.60    174.38    172.21    170.08
   67         189.57    187.15    184.72    182.31    179.91    177.53    175.17    172.85    170.57    168.33    166.14
   68         186.23    183.73    181.23    178.74    176.26    173.81    171.39    169.00    166.65    164.35    162.11
   69         182.78    180.20    177.63    175.06    172.52    169.99    167.50    165.05    162.64    160.26    157.98
   70         179.24    176.58    173.93    171.29    168.67    168.08    163.52    161.00    158.52    156.11    153.77

   71         175.60    172.86    170.13    167.42    164.73    162.06    159.43    156.85    154.32    151.86    149.47
   72         171.86    169.05    166.24    163.45    160.69    157.95    155.26    152.62    150.04    147.53    145.11
   73         168.03    155.13    162.25    159.39    156.55    153.75    150.99    148.30    145.68    143.14    140.69
   74         164.10    161.13    158.17    155.23    152.32    149.46    146.65    143.91    141.25    138.68    136.21
   75         160.07    157.02    153.99    150.98    148.01    145.09    142.24    139.46    136.77    134.18    131.70

   76         155.95    152.83    149.72    146.85    143.62    140.65    137.76    134.96    132.25    129.64    127.15
   77         151.74    148.54    145.37    142.24    139.16    136.16    133.24    130.41    127.69    125.08    122.59
   78         147.45    144.18    140.95    137.77    134.66    131.62    126.68    125.85    123.12    120.51    118.03
   79         143.07    139.75    136.47    133.25    130.11    127.06    124.11    121.26    118.54    115.95    113.49
   80         138.64    135.26    131.94    128.70    125.54    122.48    119.52    116.69    113.98    111.41    108.98

   81         134.14    130.73    127.38    124.12    120.95    117.89    114.95    112.13    109.45    106.91    104.52
   82         129.61    126.17    122.81    119.54    116.37    113.32    110.40    107.61    104.96    102.47    100.14
   83         125.05    121.59    118.23    114.96    111.81    108.78    105.89    103.14    100.54     98.11     95.34
   84         126.48    117.02    113.66    110.41    107.28    104.29    101.44     98.74     96.21     93.84     81.65
   85         115.91    112.46    109.11    105.89    102.80     99.86     97.07     94.44     91.98     89.69     97.58

UITN-194                                                                NR0IXSTE

                                    TABLE D
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                     AT AN ASSUMED INVESTMENT RATE OF 5%

Options 1, 2, and 3 -- Single Life Annuities -- Male(M), Female(F)

                                                  Monthly Payments Guaranteed
       ------------------------------------------------------------------------------------------------  ----------------
             None                  60                 120                 180                 240          Cash Refund
Age       M         F         M          F        M         F         M         F         M        F       M         F
50     $182.60   $195.49   $183.15   $195.74   $184.75   $196.50   $187.27   $197.79   $190.67  $199.65  $188.95  $199.02
51      180.16    193.30    180.75    193.58    182.48    194.41    185.18    195.82    188.86   197.85   186.82   197.07
52      177.65    191.04    178.30    191.34    180.15    192.25    183.05    193.79    187.03   196.02   184.63   195.06
53      175.08    188.70    175.77    189.02    177.75    190.02    180.87    191.71    185.19   194.15   182.36   193.01
54      172.43    186.27    173.18    186.63    175.29    187.72    178.66    189.57    183.34   192.23   180.08   190.87
55      169.71    183.76    170.50    184.15    172.77    185.35    176.41    187.37    181.49   190.29   177.70   188.66

56      166.90    181.17    167.75    181.59    170.18    182.90    174.13    185.12    179.65   188.22   175.25   186.38
57      164.01    178.48    164.92    178.94    167.54    180.38    171.83    182.81    177.82   186.32   172.72   184.02
58      161.02    175.70    161.99    176.21    164.82    177.78    169.50    180.45    176.01   184.20   170.13   181.58
59      157.94    172.83    158.98    173.79    162.06    175.12    167.15    178.05    174.23   182.28   167.55   179.12
60      154.76    169.86    155.88    170.47    159.23    172.28    164.80    175.59    172.48   180.25   164.88   176.55

61      151.48    166.80    152.70    167.48    156.37    169.57    162.44    173.10    170.77   178.23   162.10   173.89
62      148.11    163.64    149.44    164.39    155.46    166.70    160.10    170.58    169.12   176.23   159.27   171.16
63      144.65    160.40    146.12    161.23    150.53    163.76    157.79    168.03    167.54   174.22   156.48   168.41
64      141.12    157.06    142.73    157.98    147.58    160.76    155.50    165.47    166.03   172.32   153.59   165.55
65      137.52    153.65    139.30    154.66    144.63    157.71    153.27    162.91    164.61   170.44   150.63   162.61

66      133.86    150.15    135.82    151.26    141.69    154.61    151.09    160.35    163.27   164.63   147.62   159.59
67      130.15    146.56    132.33    147.78    138.77    151.47    148.98    157.81    162.03   166.90   144.69   156.58
68      126.41    142.88    128.81    144.22    135.87    148.20    146.95    155.30    160.88   165.26   141.65   153.44
69      122.64    139.11    125.29    140.58    133.02    145.10    145.01    152.84    159.84   163.72   138.55   150.23
70      118.84    135.24    121.77    138.86    130.22    141.88    143.17    150.43    158.90   162.29   135.40   146.93

71      115.03    131.28    118.26    133.08    127.49    138.65    141.44    148.10    158.05   160.98   132.40   143.71
72      111.22    127.23    114.77    129.24    124.83    135.45    139.82    145.87    157.30   159.79   129.27   140.35
73      107.41    123.10    111.91    125.35    122.26    132.27    138.32    143.74    156.65   158.74   126.09   135.90
74      103.60    118.92    107.88    121.44    119.78    129.15    136.94    141.74    156.07   157.81   122.86   132.28
75       99.80    114.70    104.50    117.52    117.42    126.09    135.68    139.88    155.58   157.01   119.89   130.08

76       96.03    110.44    101.18    113.61    115.17    123.13    134.54    138.17    155.17   156.33   116.74   126.56
77       92.28    106.17     97.94    109.72    113.05    120.28    133.52    136.62    154.82   155.75   113.55   122.96
78       88.57    101.89     94.77    105.88    111.07    117.56    132.61    135.23    154.53   155.27   110.33   119.62
79       84.92     97.62     91.71    102.09    109.22    114.99    121.81    133.99    154.29   154.87   107.51   116.08
80       81.34     93.37     88.76     98.37    107.52    112.58    131.11    132.92    154.10   154.55   104.44   112.49

81       77.83     89.16     85.93     94.75    105.95    110.34    130.51    131.99    153.95   154.30   101.34   109.17
82       74.42     85.00     83.23     91.25    104.53    108.29    129.99    131.20    153.84   154.10    98.23   105.71
83       71.11     80.91     80.67     87.87    103.23    106.43    129.55    130.53    153.75   153.94    95.63   102.22
84       67.91     76.91     78.26     84.66    102.07    104.76    129.19    129.97    153.69   153.82    92.73    98.71
85       64.83     73.01     75.99     81.61    101.02    103.28    128.88    129.51    153.64   153.74    89.90    95.72

UITN-194                                                                NR0IXSTF

Option 4 -- Joint and Last Survivor Annuity

                              Number of Years Younger                                          Number of Years Older
---------------------------------------------------------------------------------          -----------------------------
                                                                                    Same
 Female         7         6         5         4         3         2         1        Age        1         2         3
------------------------------------------------------------------------------------------------------------------------
Male Age:
   50        $215.64   $214.59   $213.53   $212.47   $211.39   $210.32   $209.24   $208.17    $207.10  $206.03   $204.98
   51         214.16    213.06    211.96    210.84    209.72    208.60    207.47    206.35     205.23   204.13    203.03
   52         212.61    211.47    210.31    209.15    207.98    206.80    205.63    204.46     203.29   202.14    200.99
   53         210.99    209.80    208.59    297.37    206.15    204.93    203.71    202.49     201.37   200.07    198.27
   54         209.30    208.06    206.79    205.53    204.25    202.98    201.70    200.43     199.16   197.91    198.67
   55         207.54    206.24    204.92    203.60    202.27    200.94    199.61    198.28     196.97   195.66    194.37

   56         205.70    204.34    202.67    201.59    200.20    198.82    197.43    196.05     194.68   193.32    191.67
   57         203.78    202.36    200.93    199.49    198.05    196.60    195.16    193.72     192.29   190.88    189.49
   58         201.78    200.30    198.81    197.31    195.80    194.30    192.79    191.30     189.81   188.34    186.88
   59         199.70    198.15    195.60    195.03    193.47    191.90    190.33    188.77     187.23   185.70    184.19
   60         197.52    195.91    194.29    192.66    191.03    189.40    187.77    186.15     184.54   182.95    181.39

   61         195.26    193.58    191.89    190.19    188.49    186.79    185.10    183.41     181.75   180.10    178.48
   62         192.90    191.15    189.39    157.63    185.86    184.09    182.33    180.58     178.85   177.14    175.46
   63         190.44    188.63    186.79    184.96    183.12    181.28    179.45    177.64     175.84   174.07    172.34
   64         187.89    186.00    184.09    182.18    180.27    178.36    176.47    174.59     172.73   170.90    169.11
   65         185.24    183.27    181.29    179.31    177.32    175.34    173.08    171.43     169.51   167.62    165.77

   66         182.49    180.45    178.39    176.33    174.27    172.22    170.19    168.17     166.19   164.24    162.32
   67         179.64    177.51    175.38    173.24    171.11    168.99    166.89    164.81     162.76   160.74    158.77
   68         176.69    174.48    172.27    170.06    167.85    165.66    153.49    161.34     159.23   157.15    155.11
   69         173.63    171.34    169.06    166.77    164.49    162.23    159.99    157.77     155.59   153.45    151.35
   70         170.47    168.11    165.74    163.08    161.03    158.69    156.38    154.10     151.85   149.65    147.51

   71         167.22    164.77    162.33    159.89    157.46    155.05    152.67    150.32     148.01   145.76    143.57
   72         163.86    161.34    158.81    156.30    153.80    151.32    148.86    146.45     144.09   141.79    139.56
   73         160.40    157.80    155.20    152.61    150.03    147.48    144.96    142.49     140.08   137.74    135.48
   74         156.85    154.17    151.49    148.82    146.17    143.55    140.97    138.45     136.00   133.63    131.34
   75         153.19    150.43    147.67    144.93    142.21    139.53    136.91    134.34     131.86   129.45    127.14

   76         149.44    146.60    143.76    140.95    138.17    135.44    132.77    130.17     127.65   125.23    122.91
   77         145.59    142.67    139.76    135.89    134.06    131.28    128.58    125.95     123.42   120.95    118.65
   78         141.65    108.66    135.69    132.76    129.88    127.07    124.34    121.69     119.15   116.70    114.38
   79         137.63    134.57    131.54    128.57    125.65    122.82    120.07    117.41     114.86   112.42    110.11
   80         133.53    130.41    127.34    124.33    121.39    118.54    115.77    113.12     110.57   108.15    105.86

   81         129.36    126.20    123.10    120.06    117.11    114.24    111.48    108.63     106.30   103.91    101.65
   82         125.15    121.96    118.83    115.77    112.81    109.94    107.19    104.56     102.07    99.71     97.49
   83         120.90    117.68    114.54    111.48    108.52    105.67    102.94    100.34      97.88    95.57     93.41
   84         116.63    113.39    110.24    107.19    104.25    101.42     98.73     96.17      93.77    91.51     89.42
   85         112.34    109.11    105.96    102.93    100.01     97.23     94.58     92.08      89.74    87.56     85.54

UITN-194                                                                NR0IXSTG

                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00

Option 5 -- Payment for a Designated Period

          Years of Payment                          Years of Payment
          ----------------                          ----------------
               5              $ 55.83                   18              $167.79
               6                66.05                   19               174.52
               7                75.99                   20               181.49
               8                85.62                   21               187.97
               9                94.97                   22               194.17
              10               104.06                   23               200.40
              11               112.87                   24               206.61
              12               121.36                   25               212.31
              13               129.70                   26               217.86
              14               137.74                   27               223.71
              15               145.56                   28               228.83
              16               153.14                   29               234.19
              17               160.51                   30               239.23

FREQUENCY OF PAYMENTS. Annuity payments under this Contract will be made monthly. If such payments would amount to less than $25 each, We reserve the right to make less frequent payments. If at any time the annual rate of payment to any payee is less than $100, We may make a lump sum payment of the remaining annuity value.

4.18     BENEFICIARIES

         (a) Definition of Beneficiary. A Beneficiary is the person or entity designated by the Owner to receive any benefits payable upon the Annuitant's death. See Section 5.01 which explains the Beneficiary's rights when the Owner and Annuitant are different persons.

         (b) Designation of Beneficiary. During the Annuitant's lifetime, the Owner has the right to designate a Beneficiary and to change the designation. The change may be made by sending a written request to Our Home Office. The change will take effect when We have recorded the change. However, after the change is recorded, the change will be deemed effective as of the date of the written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

         (c) Payments to Beneficiary. Unless otherwise provided in the Beneficiary designation:

               (1) If any Beneficiary dies prior to the Annuitant, that Beneficiary's interest will pass to any other Beneficiary according to the surviving Beneficiary's respective interest.

               (2) If no Beneficiary survives the Annuitant, death benefits will be paid in one sum to the Owner or the Owner's estate.

               (3) If any Beneficiary dies after the Annuitant, that Beneficiary's interest will pass to his or her Beneficiary or, if none, to his or her estate.

         (d) Simultaneous Death Provision. If We cannot determine whether a Beneficiary or the Annuitant died first in a common disaster, We will assume that the Beneficiary died first and make payments on that basis.

         (e) Multiple Beneficiaries. You may designate two or more Beneficiaries to receive separate percentage interests in the death benefits payable under this Contract. Each such Beneficiary may separately exercise the rights that a Beneficiary has under this Contract.

         (f) Trust or Estate as Beneficiary. Payments to a Beneficiary that is a trust or estate will be made only in a lump sum or in installments over a period not to exceed five years.

4.19     CONTINGENT OWNER

         (a) Definition of Contingent Owner. A Contingent Owner is the person or entity designated by You to receive the Contract and its value upon Your death during the Accumulation Period and during the life of the Annuitant.

         (b) Designation of Contingent Owner. If You are not also the Annuitant, during the Accumulation Period You may designate a Contingent' Owner and change the designation of the Contingent Owner. The designation and any change may be made by sending a written request to Our Home Office. The change will take effect when We have recorded the change.

4.20     DEATH PAYMENT PROVISIONS

         (a)   Death of the Annuitant During Accumulation Period.

               (1) If the Annuitant dies during the Accumulation Period, a death benefit described in (a) or (b) below is payable.

UITN-194                                                                NR0IXSTH

                     (a) If the Annuitant dies on or after age 70, the death benefit is the greater of (a) the Accumulation Value on the date We receive proof of death, or (b) 100% of Purchase Payments reduced by the amount of any prior withdrawals and further reduced by any portion of the Accumulation Value that has been applied under an Annuity Income Option.

                     (b) If the Annuitant dies before age 70, the death benefit is the sum of the benefits under the Fixed Interest Options and the Variable Investment Options, as follows:

                           The benefit under the Fixed Interest Options is the greater of:

                           (1) the Fixed Interest Option Values on the date We receive proof of death; or

                           (2) 100% of Purchase Payments allocated to the Fixed Interest Options, reduced by the amount of any prior withdrawals or transfers from Fixed Interest Options and further reduced by any portion of the Accumulation Value that has been applied under an Annuity Income Option.

                           The benefit under the Variable Investment Options is the greater of:

                           (1) the Variable Investment Option Values on the date We receive proof of death, or

                           (2)   100% of Purchase Payments allocated to
                                 Variable Investment Options reduced by the amount of any prior withdrawals or transfers from the Variable Investment Options, plus interest at an annual rate of 3%. For this purpose, all amounts transferred into Variable Investment Options are considered Purchase Payments allocated to Variable Investment Options.

               (2) You may file an election with VALIC directing the form of payment in the event of the Annuitant's death. If no such election is filed, the Beneficiary may elect within 60 days after benefits are payable to receive the death payment as a lump sum or under an Annuity Income Option.

               (3) Unless the Beneficiary is the Annuitant's surviving spouse, payments must (i) be completed by the end of the fifth calendar year following the year of the Annuitant's death, or (ii) be paid over a period that does not exceed the Beneficiary's life or life expectancy if payments begin in the calendar year following the year of the Annuitant's death.

               (4) If the Beneficiary is the Annuitant's surviving spouse, payments may be made at any time and in any manner permitted under the Contract, and all terms of this Contract, including payment requirements after the Annuitant's death, will be applied by thereafter treating the surviving spouse as the Owner.

         (b) Death of the Owner - If You are not the Annuitant and die during the Accumulation Period, no death benefit is payable, but the Contract will be assigned to the Contingent Owner, if any, or to Your estate if there is no Contingent Owner who survives You. The contract values must be distributed in the same manner and time as described in (2), (3), and (4) of Section 4.20 (a) above. However, payments will be made to the Contingent Owner, or the Owner's estate instead of to the Beneficiary. Unless You are also the Annuitant, Your death during the Annuity Period will cause no change in the operation of, or payments under, the Contract.

         (c) Death of Annuitant During the Annuity Period - If the Annuitant dies during the Annuity Period, a death benefit, if any, will be paid to the Beneficiary in accordance with the applicable Annuity Income Option. Unless the Annuity Income Option provides for continuing payment for the life of a surviving Annuitant, the Beneficiary may elect within 60 days after the benefit is payable:

               (1)   to receive the death benefit in a lump sum,

               (2) to continue to receive annuity payments under the terms of the Annuity Income Option, or

               (3) to have the value of any annuity payments applied to the Fifth Option.

               The lump sum under (1) is the present value of remaining payments, discounted at the Assumed Investment Rate, and based on the current Annuity Unit value. If the Beneficiary

UITN-194                                                                NR0IXSTI
               elects (2) or (3), the Beneficiary is entitled to exercise all the Investment Options and other rights under the Contract. Unless the Beneficiary is the Annuitant's surviving spouse, payments to the Beneficiary must be made on a basis that is at least as rapid as under the Annuity Income Option that was in effect on the Annuitant's death.

         (d) Proof of Death. Proof of death may be made by sending VALIC a certified copy of the death certificate, a certified copy of a decree of a court of competent jurisdiction as to death, a written statement by an attending physician, or any other proof satisfactory to VALIC.

UITN-194                                                                NR0IXSTJ

SECTION 5 - GENERAL PROVISIONS

5.01 DIFFERENT OWNER AND ANNUITANT - Except as provided in (a) and (b) below, the Owner will be the Annuitant:

         (a) An Owner who is an individual may designate another individual as Annuitant. The designated Annuitant may not be changed. The
               Owner may be designated as Beneficiary for purposes of receiving benefits upon the death of the Annuitant during the Annuity Period.

         (b) If the Owner is a trust or other entity that is not an individual, an individual must be designated as Annuitant. The designated Annuitant may not be changed. In that case, all benefit payments will be made to the Annuitant during the Annuitant's lifetime (unless directed to be paid to the Owner), and the timing and availability of all benefit payments, including death benefits, are based on the life of the Annuitant. After the death of the Annuitant, any benefit payment will be payable to the Beneficiary (which may be the Owner).

5.02 ASSIGNMENT - Any assignment of this Contract, or any right or interest hereunder, must be filed with Us. Either the original assignment or a duplicate copy thereof may be filed. The assignment shall be binding on Us only after filing. We assume no responsibility for the sufficiency or validity of any assignment. However an assignment of this Contract may give rise to a recognition of taxable income which we must report to the Internal Revenue Service.

5.03 WRITTEN NOTICES TO US - Except as specifically provided otherwise, any Notice of change, election, choice, option or other exercise of right given under the Contract must be in writing on a form provided by Us, or on a form and in a manner acceptable to Us. Such Notice will be effective when it is received in Our Home Office.

5.04 CHANGE OF CONTRACT - You and VALIC, by an agreement in writing, may change any or all terms of this Contract. VALIC may unilaterally change the contract if it is deemed advisable to do so in order to conform the Contract to applicable laws or regulations.

5.05 REPORTS - We will send a Separate Account financial report twice each year to Owners or Beneficiaries having values in any Variable Investment Option.

         We will send to You, at least annually, a statement showing the dollar value of all investment options, investment performance since the prior statement, and as applicable, the number and value of any Variable Accumulation Units credited to this Contract. All statements will be mailed within two months of the date of the information.

5.06 VOTING RIGHTS - We will hold the voting rights on all shares held in the Separate Account. To the extent of this Contract's participation in the Separate Account through one or more Variable Investment Options, We will vote those shares as instructed. You, or the Beneficiary if You have died, will have the voting instruction rights.

5.07 SUSPENSION OF PAYMENTS - VALIC reserves the right to suspend payments under the Separate Account for any period when: (a) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (b) when trading on the Exchange is restricted; (c) when an emergency prevents disposal of securities held in the Separate Account or it is not reasonably practicable to determine the value of the Separate Account's net assets; or (d) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

5.08 DEFERRAL OF CASH SURRENDER OR WITHDRAWAL - VALIC may defer payment of any surrender of amounts accumulated in Fixed Interest Options. Deferral shall not exceed six months from the receipt of written notice at the Home Office. Interest shall be paid if payment is deferred for thirty days or more at a rate as determined by VALIC.

5.09 PROOF OF SURVIVAL - We reserve the right to require satisfactory proof that the Annuitant and any payee is alive on the date any benefit payment is due. If this proof is not received after requested in writing, VALIC will have the right to make reduced payments or to withhold payments entirely until such proof is received.

5.10 SUBSTITUTION OF INVESTMENT FUND SHARES - If shares of a particular Investment Fund are not available or if, in the judgment of VALIC, such shares are no longer appropriate for a Variable Investment Option, shares of another Investment Fund may be substituted for the Investment Fund shares already held under the Variable Investment Option and for those to be purchased by future Purchase Payments or transfers under this Contract. In the event any substitution occurs, VALIC will notify You within five days.

5.11 MINIMUM BENEFIT - The paid up annuity, cash surrender or death payment available under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

5.12 SEPARATE ACCOUNT - That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized, from assets allocable to the Separate Account are credited to or charged against such account without regard to Our other income gains or losses.

UITN-194                                                                NR0IXSTK